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                                                                    Exhibit 23.3

                     NATIONSBANC MONTGOMERY SECURITIES LLC
                           OPINION INCLUSION CONSENT

April 23, 1999

Members of the Board of Directors
Genesis Microchip Inc.
200 Town Center Blvd.
Markham, Ontario UR 8G5
Canada

Gentlemen:

     We hereby consent to the inclusion of our opinion letter dated January 21, 1999 to the Board of Directors of Genesis Microchip Inc. (the "Company") regarding the merger of Rainbow Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company with and into Paradise Electronics, Inc. in the Company's Registration Statement on Form S-4, as amended (the "Registration Statement"), and to the references therein to our firm and to our opinion under the headings "Background of the Merger" and "Opinion of Genesis' Financial Advisor". In giving the foregoing consent, we do not admit and we hereby disclaim (i) that we come within the category of persons whose consent is required under Section 7 of the Securities Act of the 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (ii) that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                       Very truly yours,


                                      /s/ NationsBanc Montgomery Securities, LLC

                                          NATIONSBANC MONTGOMERY SECURITIES, LLC